Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

MAP Pharmaceuticals, Inc. Announces Pricing of Underwritten Registered

Offering of Common Stock

MOUNTAIN VIEW, Calif., Sept 29, 2010 /PRNewswire via COMTEX News Network/ — MAP Pharmaceuticals, Inc. (Nasdaq: MAPP) today announced the pricing of its underwritten registered offering of 3,000,000 shares of its common stock at an offering price of $14.50 per share. Net offering proceeds, after estimated underwriting discounts and commissions and other estimated offering expenses, will be approximately $40.9 million, assuming no exercise by the underwriters of their over-allotment option. MAP Pharmaceuticals has granted the underwriters of the offering a thirty (30) day option to purchase up to 450,000 additional shares to cover over-allotments, if any. MAP Pharmaceuticals intends to use the proceeds from this offering for the development of Levadex and for general corporate purposes. MAP Pharmaceuticals expects the offering to close on or about October 4, 2010, subject to customary closing conditions. Lazard Capital Markets LLC is acting as the sole book-running manager and Wedbush PacGrow Life Sciences as the co-manager for the offering.

MAP Pharmaceuticals has filed a shelf registration statement on Form S-3 and an accompanying prospectus with the Securities and Exchange Commission (“SEC”), which was declared effective by the SEC. A prospectus supplement describing the terms of the offering will be filed with the SEC and will form a part of the effective registration statement. When available, copies of the preliminary prospectus supplement, the final prospectus supplement and accompanying base prospectus related to this offering may be obtained from the SEC’s website at http://www.sec.gov or Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020 or via telephone at (800) 542-0970.

This press release shall not constitute an offer to sell or the solicitation of offers to buy any securities of MAP Pharmaceuticals and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MAP Pharmaceuticals

MAP Pharmaceuticals is dedicated to developing and commercializing new therapies for patients suffering from conditions that are not adequately treated by currently available medicines. The Company is developing LEVADEX inhaled therapy for the potential treatment of migraine and has reported positive results from the efficacy portion of the first Phase 3 trial of LEVADEX. In addition, MAP Pharmaceuticals generates new pipeline opportunities by applying its proprietary drug particle and inhalation technologies to enhance the therapeutic benefits of proven drugs, while minimizing risk by capitalizing on their known safety, efficacy and commercialization history.

Additional information about MAP Pharmaceuticals can be found at http://www.mappharma.com.

Forward-Looking Statements

In addition to statements of historical facts or statements of current conditions, this press release contains forward-looking statements, including with respect to MAP Pharmaceuticals’ LEVADEX product candidate. Actual results may differ materially from current expectations based on risks and uncertainties affecting the Company’s business, including, without limitation, risks and uncertainties relating to the conduct and completion of clinical trials, and relating to the preparation and filing of a New Drug Application and the regulatory process to have the Company’s LEVADEX product candidate approved for commercial use. The reader is cautioned not to unduly rely on the forward-looking statements contained in this press release. MAP Pharmaceuticals expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Additional information on potential factors that could affect MAP Pharmaceuticals’ results and other risks and uncertainties are detailed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, available at http://edgar.sec.gov.

CONTACTS:

Nicole Foderaro

WCG

(415) 946-1058

nfoderaro@wcgworld.com

SOURCE MAP Pharmaceuticals, Inc.

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